NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0185 Dated December 9, 1997     Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                 File number: 333-7229
Prospectus Supplement dated November 8, 1996)


Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  25,000,000.00
Issue Price:                             100.000%    $  25,000,000.00
Commission or Discount:                    0.000%    $           0.00
Proceeds to Company:                     100.000%    $  25,000,000.00


Agent:                            NationsBanc Montgomery Securities, Inc., as
                                  Agent

Original Issue Date:              December 15, 1997
Stated Maturity Date:             December 15, 1998

                                  63858R-EV-9
Cusip #:
Form:                             Book entry only

Interest Rate:                    6.020% Fixed

Interest Payment Dates:           Single interest payment at maturity on
                                  December 15, 1998



Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No